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                                                                       Exhibit 3
                                                                       ---------

     The undersigned reporting person hereby agrees that the Amendment to the Statement on Schedule 13D to which this agreement is attached (together with all future amendments thereto) is filed on its behalf as well as each of the other reporting persons identified in the Agreement dated May 13, 1993 filed as
Exhibit 3 to the Original Schedule 13D referred to in said Amendment, in which the undersigned reporting person hereby joins, pursuant to Rule 13d-1(k)(i).

Dated:  February 12, 1999

                                WASTE MANAGEMENT, INC.


                                By    /s/ Gregory T. Sangalis
                                   --------------------------
                                      Gregory T. Sangalis
                                      Senior Vice President and Secretary